UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities
Exchange
Act of 1934
July 7, 2003
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(Date of earliest event reported)


LABORATORY CORPORATION OF AMERICA HOLDINGS
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(Exact name of registrant as specified in its charter)


   DELAWARE                1-11353             13-3757370
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(State or other         (Commission          (IRS
Employer
jurisdiction of         File Number)
Identification
incorporation)                                   Number)


358 SOUTH MAIN STREET, BURLINGTON, NORTH CAROLINA 27215
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(Address of principal executive offices)

336-229-1127
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(Registrant's telephone number, including area code)




ITEM 9. Regulation FD Disclosure.

Burlington, NC, July 7, 2003 - Laboratory Corporation of
America Holdings (LabCorp-Registered Trademark-)
(NYSE: LH) today announced that it has entered into a marketing and distribution relationship with
Atherotech, a leading cardiodiagnostic company and specialty reference laboratory, to offer its proprietary
Vertical Auto Profile (VAP-Trade mark-) Cholesterol Test.
The multi-year agreement includes a provision for the transfer of patented testing technology to LabCorp, after which, if certain conditions are met, LabCorp would become the first clinical laboratory licensed to perform the cardiovascular disease risk assessment assay within its own national laboratory system.

This innovative partnership will ensure broader patient access for Atherotech's VAP Test technology through LabCorp's extensive sales and distribution network, while adding an important test to LabCorp's already broad menu of esoteric assays for cardiovascular disease. According to the American Heart
Association, coronary heart disease kills more Americans than any other illness, and reducing risk factors is extremely important. Atherotech's VAP Test is an expanded cholesterol test designed to improve the identification of people at risk for heart disease. It provides direct, detailed measurements of cholesterol subclasses that play important roles in the development of heart disease.

"We are pleased to offer the VAP Cholesterol Test as part of our broadly available menu of service offerings for cardiovascular disease," said Myla Lai-Goldman, MD, executive vice president, medical director and chief scientific officer for LabCorp. "Many of our physician customers have been asking for this valuable test to help improve patient care. This initial strategic partnership with Atherotech is significant because it will increase patient access to important cardiovascular technology. We also continue to explore additional opportunities to further expand our relationship with Atherotech."

"Cardiovascular disease is a major public health problem affecting nearly 60 million Americans, and the need for increased access to effective cardiovascular disease risk assessment tools is clear," said Atherotech
President and Chief Executive Officer Roseanne Varner.
"This new marketing and distribution relationship with LabCorp allows us to reach significantly more physicians who need technologies like our VAP Test to develop appropriate cardiovascular therapies for their patients."

About Atherotech
Atherotech, based in Birmingham, Ala., is dedicated to improving the prevention, early diagnosis, and treatment of heart disease and other cardiovascular diseases that kill nearly 1 million people each year.
the company's VAP Cholesterol Test, the new standard of care for cholesterol risk assessment, meets updated
National Cholesterol Education Program guidelines, which call for improved patient diagnosis and more aggressive treatment of heart disease. The test is reimbursed by a growing number of insurers and managed care organizations. For more information, visit the company's Web site at www.thevaptest.com.

About LabCorp
The first national clinical laboratory to fully embrace genomic testing, Laboratory Corporation of America-
Registered Trademark- Holdings (LabCorp-Registered
Trademark-) has been a pioneer in commercializing new diagnostic technologies. As a national laboratory with annual revenues of $2.5 billion in 2002 and over 24,000 employees, the Company offers more than 4,000 clinical tests ranging from routine blood analyses to sophisticated molecular diagnostics. Serving over 200,000 clients nationwide, LabCorp combines its expertise in innovative clinical testing technology with its Centers of Excellence. The Center for Molecular
Biology and Pathology, in Research Triangle Park, North Carolina, offers state-of-the-art molecular gene-based testing in infectious disease, oncology and genetics. DIANON Systems, its Anatomic Pathology
Center of Excellence, is a leader in oncology and genetic testing, and National Genetics Institute in Los
Angeles is an industry leader in developing novel, highly sensitive polymerase chain reaction (PCR) methods for testing hepatitis C and other blood borne infectious agents. LabCorp's Minneapolis-based
ViroMed offers molecular microbial testing using real time PCR platforms, while its Center for Esoteric testing in Burlington, North Carolina, performs the largest volume of specialty testing in the network.
LabCorp's clients include physicians, state and federal government, managed care organizations, hospitals, clinics, pharmaceutical and Fortune 1000 companies, and other clinical laboratories.
Each of the above forward-looking statements is subject to change based on various important factors, including without limitation, competitive actions in the marketplace and adverse actions of governmental and other third-party payors actual results could differ materially from those suggested by these forward-looking statements.
Further information on potential factors that could affect LabCorp's financial results is included in the Company's
Form 10-K
for the year ended December 31, 2002 and subsequent SEC filings.

###
   Laboratory Corporation of America -Registered
Trademark- Holdings (NYSE:LH) (LabCorp -Registered Trademark-) announced that it had executed an agreement to pay $4.5 million in cash to purchase certain assets in Northern California from Quest Diagnostics Incorporated (NYSE:DGX) following the completion of the acquisition of Unilab Corporation by Quest Diagnostics.
The purchase price will be paid over a period of up to eighteen months following the closing of the asset purchase by LabCorp.







The assets to be purchased by LabCorp include the assignment of four contracts with independent physician associations (IPAs), as well as the leases for 46 patient service centers, five of which also serve as rapid response laboratories, located throughout
Northern California.
Quest Diagnostics has indicated that approximately $27 million in annual revenues is generated by capitated fees under the IPA contracts and associated fee-for-service testing for physicians whose patients use these patient service centers, as well as from specimens received directly from the IPA physicians. The IPAs have already consented to the assignment of the contracts.

The asset sale to LabCorp is subject to approval by the Federal Trade
Commission and is contingent on and will close after the completion of the
Quest Diagnostics/Unilab transaction. The FTC has not yet completed its review of the Quest Diagnostics/Unilab transaction.
LabCorp understands
that Quest Diagnostics expects to complete the Exchange
Offer this month.

"Expanding into the Northern California market through this agreement immediately provides LabCorp with a meaningful market position in a cost effective manner," said Richard L. Novak, executive vice president and chief operating officer of LabCorp. "Strategically, the business acquired in this very important market also provides LabCorp a solid foundation for generating additional revenues through both the routine physician market as well as business development activities in esoteric testing."

Each of the above forward-looking statements is subject to change based on various important factors, including without limitation, competitive actions in the marketplace and adverse actions of governmental and other third-party payors. Actual results could differ materially from those suggested by these forward-looking statements. Further information on potential factors that could affect
LabCorp's
financial results is included in the Company's Form 10-K for the year ended December 31, 2001 and subsequent SEC filings, and will be available in the Form 10-K for the year ended
December 31, 2002, when filed.


SIGNATURES

Pursuant to the requirements of the Securities and Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

          LABORATORY CORPORATION OF AMERICA HOLDINGS
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                        (Registrant)

               By:/s/ BRADFORD T. SMITH
                      ----------------------------------
                      Bradford T. Smith
                      Executive Vice President
                      and Secretary


Date: July 7,2003